Exhibit 77(q)

Exhibits

(a)(1)  Establishment and Designation of Classes of Shares of Beneficial Interest effective February 3, 2009 to the Declaration of Trust dated May 1, 2002 - Filed as an exhibit to Post-Effective Amendment No. 78 to the Registrant’s Form N-1A Registration Statement on February 20, 2009 and incorporated herein by reference.

(a)(2)  Certificate of Amendment dated May 1, 2009 to the Declaration of Trust dated May 1, 2002 - Filed as an exhibit to Post-Effective Amendment No. 79 to the Registrant’s Form N-1A Registration Statement on April 30, 2009 and incorporated herein by reference.

(e)(1)  Schedule A dated December 2009 to the Investment Management Agreement dated March 1, 2002 between ING Variable Funds and ING Investments LLC -  Filed as an exhibit to Post-Effective Amendment No. 80 to the Registrant’s Registration Statement on Form N-1A on February 10, 2010 and incorporated herein by reference.

(e)(2)  Schedule A dated December 2009 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments LLC and ING Investment Management Co. -  Filed as an exhibit to Post-Effective Amendment No. 80 to the Registrant’s Registration Statement on Form N-1A on February 10, 2010 and incorporated herein by reference.